UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to 240.14a-12

VERMILLION, INC.
(Name of Registrant as Specified In Its Charter)

György B. Bessenyei

Gregory V. Novak

Robert S. Goggin
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On November 16, 2012, György B. Bessenyei, Gregory V. Novak and Robert S. Goggin (collectively, the “Participants”) issued a press release (the “Press Release”) describing a letter (the “Letter”) from the Participants to the stockholders of Vermillion, Inc. (“Vermillion”). A copy of the Press Release is attached hereto as Exhibit 1 and a copy of the Letter to the stockholders of Vermillion is attached hereto as Exhibit 2. The Press Release and the Letter are incorporated herein by reference.

*              *              *

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF VERMILLION TO READ THE PRELIMINARY PROXY STATEMENT, THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING PROXY CARDS AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS FROM THE STOCKHOLDERS OF VERMILLION, FOR USE AT THE VERMILLION 2012 ANNUAL MEETING OF STOCKHOLDERS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH MATERIALS WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S (“SEC”) WEBSITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

IMPORTANT INFORMATION RELATING TO THE ABOVE-NAMED PARTICIPANTS IN THIS PROXY SOLICITATION, INCLUDING THEIR DIRECT OR INDIRECT INTERESTS IN VERMILLION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT, AS AMENDED, FILED BY THE PARTICIPANTS WITH THE SEC, AS WELL AS IN PRIOR FILINGS BY THE PARTICIPANTS PURSUANT TO RULE 14A-12, ON FEBRUARY 29, 2012, APRIL 20, 2012, MAY 4, 2012, MAY 8, 2012, MAY 21, 2012, MAY 23, 2012, OCTOBER 16, 2012, OCTOBER 22, 2012 AND NOVEMBER 13, 2012 WHICH DOCUMENTS ARE AVAILABLE AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV.  WHEN COMPLETED, THE DEFINITIVE PROXY STATEMENT WILL BE AVAILABLE TO STOCKHOLDERS OF VERMILLION AT NO CHARGE AT THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING THE PARTICIPANTS’ PROXY SOLICITOR, OKAPI PARTNERS AT ITS TOLL-FREE NUMBER (877) 796-5274 OR VIA EMAIL AT INFO@OKAPIPARTNERS.COM.

EXHIBIT 1

Delaware Court Action Allows Vermillion’s Stockholder Meeting Without Further Delay

-	Court Does Not Decide Issue of Eliminating Board Seat
-	Board Can No Longer Delay Stockholder Meeting

George Bessenyei, Gregory V. Novak and Robert S. Goggin (the "Concerned Vermillion Stockholders" or “Group”) submitted on February 15, 2012 to the Corporate Secretary of Vermillion, Inc. (Nasdaq: VRML) their notice of intent to nominate two proposed directors to the Board of Directors of Vermillion for election at the Vermillion 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The nominees were Gregory V. Novak and Robert S. Goggin.

The Group provided a litigation update in the form of a Letter to Stockholders today:

“Based on information the Group has discovered, on May 15, 2012, believing that defeat was imminent at the upcoming stockholder meeting that was only weeks away, the Board of Directors made a desperate attempt to disfranchise Vermillion’s stockholders. They effected this plan by eliminating a contested Board seat in an emergency Board meeting. The Board’s patently false justification for taking this strange step was to ‘extend the cash runway’. However, as President and CEO Gail S. Page (“Page”) and Chairman of the Board James S. Burns (“Burns”) subsequently admitted, the actual cash savings from eliminating the Board seat was only $5,000 (five thousand dollars) per year.

The reality is transparent: the miniscule savings that Page and Burns claimed was so important achieved nothing but reducing the number of seats up for reelection from two to one. It was an unprecedented and blatantly obvious move to further entrench the existing Vermillion directors in their positions. Members of the Group tried to reverse the elimination of the Board seat by filing suit in the Chancery Court in Delaware. However, after multiple delays, the Court dismissed the case on a procedural technicality, and thus did not reach the merits regarding the legality of eliminating the Board seat. Had the Court done so, the Concerned Vermillion Stockholders are confident that they would have prevailed.”

The full text of the letter and the court ruling will be filed with the SEC today.

THE PARTICIPANTS IN THE GROUP’S SOLICITATION OF PROXIES CONSIST OF ONLY MR. BESSENYEI, MR. NOVAK AND MR. GOGGIN (THE MEMBERS OF THE GROUP) AT THIS TIME. THE GROUP TODAY HAS FILED SOLICITING MATERIALS, INCLUDING THIS PRESS RELEASE, WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON SCHEDULE 14A PURSUANT TO RULE 14a-12 OF THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STOCKHOLDERS OF VERMILLION CAN OBTAIN COPIES OF THIS FILING, AS WELL AS PRIOR FILINGS BY THE GROUP PURSUANT TO RULE 14a-12, WHICH TOGETHER CONTAIN THE REQUIRED INFORMATION UNDER SUCH RULE REGARDING THE IDENTITY AND BACKGROUND OF THE MEMBERS OF THE GROUP, AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS, BY SECURITY HOLDINGS AND OTHERWISE, AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION OF PROXIES BY MEMBERS OF THE GROUP FROM THE STOCKHOLDERS OF VERMILLION, INC. FOR USE AT ITS 2012 ANNUAL MEETING WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF VERMILLION, INC AND ALSO WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

Stockholders please contact Okapi Partners LLC

Patrick McHugh / Geoff Sorbello

(212) 297-0720

Concerned Vermillion Stockholders

T: 561-444-8180

Email: concerned_vrml@googlegroups.com

EXHIBIT 2

Dear Fellow Stockholder,

As you are well aware at this point, George Bessenyei, Gregory V. Novak and Robert S. Goggin (the "Concerned Vermillion Stockholders" or “Group”) submitted on February 15, 2012 to the Corporate Secretary of Vermillion, Inc. (Nasdaq: VRML) their notice of intent to nominate two proposed directors to the Board of Directors of Vermillion for election at the Vermillion 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The nominees were Gregory V. Novak and Robert S. Goggin.

Based on information the Group has discovered, on May 15, 2012, believing that defeat was imminent at the upcoming stockholder meeting that was only weeks away, the Board of Directors made a desperate attempt to disfranchise Vermillion’s stockholders. They effected this plan by eliminating a contested Board seat in an emergency Board meeting. The Board’s patently false justification for taking this strange step was to “extend the cash runway”. However, as President and CEO Gail S. Page (“Page”) and Chairman of the Board James S. Burns (“Burns”) subsequently admitted, the actual cash savings from eliminating the Board seat was only $5,000 (five thousand dollars) per year.

The reality is transparent: the miniscule savings that Page and Burns claimed was so important achieved nothing but reducing the number of seats up for reelection from two to one. It was an unprecedented and blatantly obvious move to further entrench the existing Vermillion directors in their positions. Members of the Group tried to reverse the elimination of the Board seat by filing suit in the Chancery Court in Delaware. However, after multiple delays, the Court dismissed the case on a procedural technicality, and thus did not reach the merits regarding the legality of eliminating the Board seat. Had the Court done so, the Concerned Vermillion Stockholders are confident that they would have prevailed.

Board Can No Longer Delay Shareholder Meeting

Although this decision is not the best outcome for stockholders, it did clear the way for the Annual Meeting in three to four weeks, when we can all finally cast our votes. We must seize this opportunity to elect a Director who will steer the company towards maximizing value and eliminating bloat.

It is clear that the current Board will not serve these objectives. At the same time that Page and Burns claimed that saving $5,000 was more important than the stockholders’ right to vote for two nominees, they wasted close to a million dollars on:

-	Spending an estimated $300,000 on proxy solicitation, significantly more than the Group.
-	Incurring $330,000+ in legal fees fighting in Delaware Court, to justify saving $5,000, which expenses may or may not be reimbursed by Vermillion’s insurance carrier.
-	Giving $400,000 severance to Page after “terminating” her instead of letting her resign

Of course, this spending is on top of the over $12 million (twelve million dollars) that the Board received in compensation in the last approximately two and a half years; Page’s compensation alone was over $8 million during this period. When it came to their own compensation, saving cash was apparently not on the agenda.

This Is The Time For A Change

Despite all the excessive spending by Page and Burns, Vermillion has valuable assets. As a recent large sample study proved, OVA1 has no peer when it comes to sensitivity in detecting ovarian cancer. With the right people on the Board, the situation can be turned around and the value of OVA1 unlocked.

The Group has decided to nominate Robert S. Goggin (“Goggin”) for the one Board seat up for election. A former prosecutor of white collar crime, Goggin will make sure that corporate governance of the company gets back on track. As a Board member, he will work tirelessly to ensure (among other things) that:

-	Vermillion stockholders’ interests will always be properly represented on the Board.
-	Page should not remain as President and CEO under the pretext that “no better candidate could be found”.
-	The new President and CEO will have a proven track record in stockholder value creation at public companies.
-	Circumstances of Page’s “termination” under the so-called “succession plan” with the resulting $400,000 severance will be thoroughly investigated.

The next chapter of the Vermillion story should be written by honest and capable persons, such as Robert S. Goggin. He will press for the necessary changes, and obliterate the self-serving policies and tactics that have eroded stockholder value. It is time to unlock the potential of Vermillion’s assets.

Please stay tuned as we will detail our goals and proposals in subsequent announcements and filings. In the meantime, please be assured that we also have identified and started preliminary discussions with potential CEO candidates, in order to facilitate a smooth transition in management.

The biography of Concerned Vermillion Stockholders’ Nominee Robert S. Goggin:

Robert S. Goggin, III, 48 years old, is an attorney in private practice and an owner and director of Keller & Goggin P.C., a law firm with offices in Philadelphia and Trenton, New Jersey. Mr. Goggin is a graduate of St. Joseph’s University and Widener University School of Law. Mr. Goggin began his career in the Philadelphia District Attorney’s Office in 1989. Among other clients, Mr. Goggin has represented various unions including correctional officers, tradesmen and laborers. This experience helped him refine his litigation, reconciliation and management abilities.

Goggin has been advocating for change at Vermillion since early 2011. He would be a board member representing long term stockholders’ interests.

Stay tuned!

Concerned Vermillion Stockholders

T: 561-444-8180

Email: concerned_vrml@googlegroups.com

EFiled: Nov 16 2012 12:11PM EST
Transaction ID 47809965
Case No. 7572-VCN

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

GYÖRGY B. BESSENYEI and ROBERT S. GOGGIN, III,

Plaintiffs,

v.

VERMILLION, INC., BRUCE A. HUEBNER, WILLIAM C. WALLEN, PH.D, JAMES S. BURNS, PETER S. RODDY, CARL SEVERINGHAUS, JOHN F. HAMILTON and GAIL S. PAGE,

Defendants.

C.A. No. 7572-VCN

MEMORANDUM OPINION

Date Submitted: August 22, 2012
Date Decided: November 16, 2012

Matt Neiderman, Esquire, Gary W. Lipkin, Esquire, and Benjamin A. Smyth, Esquire of Duane Morris LLP, Wilmington, Delaware, Attorneys for Plaintiffs.

James L. Holzman, Esquire, J. Clayton Athey, Esquire, Nichole M. Faries, Esquire, and Kevin H. Davenport, Esquire of Prickett, Jones & Elliott, P.A., Wilmington, Delaware, and Peter M. Stone, Esquire, Edward Han, Esquire, Janelle Sahouria, Esquire of Paul Hastings LLP, Palo Alto, California, Attorneys for Defendants.

NOBLE, Vice Chancellor

I. INTRODUCTION

Plaintiffs György Bessenyei ("Bessenyei") and Robert S. Goggin, III ("Goggin") (collectively, the "Plaintiffs"), shareholders of Defendant Vermillion, Inc. ("Vermillion" or the "Company"), a Delaware corporation, initiated this action against Vermillion and certain of its current and former directors (the "Individual Defendants").[1] Vermillion's Board of Directors (the "Board") is made up of three separate classes of directors, each of which has staggered three-year terms. Before May 15, 2012, there were seven director seats on the Board in total: two Class I directors, three Class II directors, and two Class III directors. At the June 2012 annual stockholder meeting, it was expected that the two Class III seats would be up for election.

On February 15, 2012, the Plaintiffs nominated a slate of candidates to fill these two seats, initiating a proxy contest. On May 15, 2012, the Individual Defendants amended Vermillion's bylaws to reduce the size of the Board from seven to six members, leaving only one Class III seat up for election at the June 2012 annual stockholder meeting, instead of the original two. The Plaintiffs allege that the Individual Defendants breached their fiduciary duties by eliminating the Board seat. The Plaintiffs further requested declaratory and injunctive relief that

[1] Vermillion and the Individual Defendants are referred to collectively as the "Defendants."

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would require Vermillion to allow its shareholders to elect two directors at the upcoming annual stockholder meeting.

The regular processing of this action was derailed because the Defendants learned that the signatures of one of the Plaintiffs had been improperly notarized. The Defendants moved to dismiss this action because Bessenyei was out of the United States when a Pennsylvania notary public notarized documents with jurats reciting that Bessenyei had "personally appeared before [her]" in Pennsylvania.

The Court now addresses the Defendants' Motion to Dismiss pursuant to Court of Chancery Rule 41(b).

II. BACKGROUND

At issue is the legitimacy of three verifications executed by Bessenyei for use in this litigation, as required by Court of Chancery Rule 3(aa): the first, dated May 25, 2012, filed with Plaintiffs' initial complaint (the "May 25 verification"); the second, dated June 1, 2012, filed with Plaintiffs' Amended Verified Complaint (the "June 1 verification"); and the third, dated June 26, 2012, filed with Plaintiffs' Responses to Defendants' First Set of Interrogatories (the "June 26 verification").

Court of Chancery Rule 3(aa) requires that all complaints and related pleadings be accompanied by a notarized verification from a qualified individual for each named plaintiff, one which attests to the correctness and truthfulness of

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the filing.[2] All three challenged verifications purport to contain representations by Bessenyei that they are "SWORN TO" by Bessenyei and "subscribed before" Jennifer L. Bennett ("Bennett"), a Pennsylvania notary public who works in Philadelphia. When each of the three documents was signed, Bessenyei was not only not in Pennsylvania, but he also was not in the United States.

III. CONTENTIONS

The Defendants allege that although each of the three May 25, June 1, and June 26 verifications was purportedly signed by Bessenyei, they were improperly notarized by Bennett and therefore are invalid as verifications. They claim that Goggin, a Pennsylvania attorney, caused Bennett, a legal assistant in his Pennsylvania law office, to notarize these verifications even though Bennett did not personally witness Bessenyei sign the documents before her.

The Defendants argue that because Bessenyei was not present in Pennsylvania before Bennett when these notarizations took place, the notarizations are invalid and in violation of Pennsylvania law. In turn, the Defendants claim that, if these notarizations are invalid, their use as verifications for the purposes of Delaware law and Court of Chancery Rule 3(aa) is also therefore invalid. The Defendants further allege that Plaintiffs' Delaware counsel had apparent knowledge that the verifications were invalid, and yet still caused the May 25 and

[2] Donald J. Wolfe, Jr. & Michael A. Pittenger, *Corporate and Commercial Practice in the Delaware Court of Chancery* § 4.01, at 4-2 (2011) ("Wolfe & Pittenger").

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June 1 verifications to be filed improperly with the Court, and the June 26 verification to be improperly transmitted to the Defendants.

IV. APPLICABLE LAW

A. *Rule 41(b) Motion to Dismiss for Failure to Comply with Court of Chancery Rules*

Court of Chancery Rule 41(b) provides that "a defendant may move for dismissal of an action or of any claim against the defendant . . . for failure of the plaintiff to . . . comply with the [Court of Chancery] Rules or any order of court." Rule 41(b) further states that a dismissal under these circumstances "operates as an adjudication upon the merits."

The parties agree that the *Parfi* standard governs the application of Rule 41(b).[3] In *Parfi*, this Court held that "the harsh sanction of dismissal" under Rule 41(b) is proper "when a party knowingly misleads a court of equity in order to secure an unfair tactical advantage."[4] Further, dismissal is proper when "the tradition of civility and candor that has characterized litigation in this court" is threatened because "the integrity of the litigation process is fundamentally undermined if parties are not candid with the court."[5] This Court has "inherent

[3] *Parfi Holdings AB v. Mirror Image Internet, Inc.*, 954 A.2d 911 (Del. Ch. 2008).
[4] *Id.* at 932-33.
[5] *Id.*

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authority to police the litigation process, to ensure that acts that undermine the integrity of that process are sanctioned."[6]

B. *The Verification Requirement under Delaware Law*

All complaints and comparable pleadings filed in this Court must be accompanied by a notarized verification for each named plaintiff, attesting to the correctness and truthfulness of the filing.[7] Rule 3(aa) provides that "all complaints, counterclaims, cross-claims and third party complaints, and any amendments thereto, shall be verified by each of the parties filing such pleading."[8] When verification of a pleading is required under the Rules, the pleading must be "under oath or affirmation by the party filing such pleading that the matter contained therein insofar as it concerns the party's act and deed is true, and so far as relates to the act and deed of any other person, is believed by the party to be true."[9]

The purpose of Rule 3(aa) is at least twofold: first, the matter set forth in any pleading must be verified by someone attesting to its correctness and truthfulness; and second, such a person must sign the pleading and have her signature notarized in order to confirm the authenticity of the signature. Signatures on Delaware pleadings notarized outside of Delaware are sufficient to satisfy the verification requirements of Rule 3(aa), as long as they are valid notarizations under the law of

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[6] *Id.*
[7] Wolfe & Pittenger, § 4.01, at 4-2.
[8] Ct. Ch. R. 3(aa).
[9] *Id.*

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the foreign jurisdiction in which they are signed.[10] Because the verifications at issue purport to have been notarized before a Philadelphia notary public, Pennsylvania law governs their validity.

C. *The Validity of the Notarizations under Pennsylvania Law*

The section of Pennsylvania's notary public law governing personal appearances before a notary requires that a notary "have satisfactory evidence that the person appearing before the notary is the person described in and who is executing the instrument."[11] The statute plainly requires that the actual person "appear[] before the notary" in order for a notarization to be valid. Pennsylvania courts have consistently held, that under Pennsylvania's notary law, the signatory must appear personally before the notary who is notarizing a signed document.

In *Bokey's Estate,* the Supreme Court of Pennsylvania held that the personal appearance of a signer is fundamental to the purpose of notarization: "[t]he essence of the notarial certificate is that the document has been executed, and that the notary knows that he is confronted by the signer, and that the signer is asserting the fact of his execution."[12] In *Frey*, the Superior Court of Pennsylvania held that "[w]hen a notary public does certify a document, he attests that the document has been executed or is about to be executed, that the notary knows that he is

---

[10] *Kortum v. Webasto Sunroofs, Inc.*, 769 A.2d 113 (Del. Ch. 2000) (finding a notarization under German law to satisfy the "under oath" requirements of 8 *Del. C.* § 220).
[11] 57 *Pa. Cons. Stat.* § 158.1(a).
[12] *In re Bokey's Estate*, 194 A.2d 194, 198 (Pa. 1963).

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confronted by the signer, and that the signer is asserting the fact of his execution."[13]

Pennsylvania courts have also concluded that it is unlawful in Pennsylvania to notarize documents that are not signed in the notary's presence. In *Downing*, the Pennsylvania Commonwealth Court found invalid a notarization performed by a notary public who "affixed her notary seal to a document which, although signed by [the appellant], had not been signed in her presence."[14] The *Downing* court further stated that "while it is all too common a practice for notaries public to affix their seals to documents not signed in their presence, such a practice, however, is clearly unlawful, and should not be condoned, for the evils of such an unlawful practice are readily apparent. . . ."[15]

To underscore the importance that Pennsylvania law attaches to the validity of notarizations, Pennsylvania courts regard a failure "to sign the affidavit before the notary" as "a defect that cannot be characterized as merely 'technical,'" and considers dismissal of an improperly-notarized complaint as an appropriate remedy.[16]

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[13] *Commw. v. Frey*, 392 A.2d 798, 799 (Pa. Super. 1978).
[14] *Commw. Bureau of Commissions v. Downing*, 357 A.2d 703, 703 (Pa. Commw. 1976).
[15] *Id.* at 704.
[16] *Bolus v. Saunders*, 833 A.2d 266, 270 (Pa. Commw. 2003).

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D. *The Delaware Uniform Unsworn Foreign Declarations Act*

The Delaware Uniform Unsworn Foreign Declarations Act (the "Declarations Act")[17] provides an alternate avenue for plaintiffs physically located outside the boundaries of the United States to verify their complaints and pleadings under Court of Chancery Rule 3(aa). Under the Declarations Act, if a Delaware law "requires or permits use of a sworn declaration, an unsworn declaration meeting the requirements [of the Declarations Act] has the same effect as a sworn declaration."[18] The Declarations Act defines a "sworn declaration" as a declaration in a signed record given under oath," including any "sworn statement, verification, certificate, and affidavit."[19] The Declarations Act applies to verifications required by Court of Chancery Rule 3(aa) because the "law" of Delaware requiring the use of a sworn declaration includes "a rule of court."[20]

Thus, in lieu of notarization, the Declarations Act allows an "unsworn declaration" by a plaintiff physically located beyond the boundaries of the United States to satisfy the requirements of Court of Chancery Rule 3(aa). To support its application, the declarant must be outside the United States[21] and an unsworn declaration must contain substantially the following language: "I declare under

---

[17] 10 *Del. C.* ch. 53A.
[18] *Id.* § 5354(a).
[19] *Id.* § 5352(6).
[20] *Id.* § 5352(2).
[21] *Id.* § 5353.

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penalty of perjury under the law of Delaware that the foregoing is true and correct, and that I am physically located outside the geographic boundaries of the United States."[22]

V. ANALYSIS

A. *The Notarizations and Rule 41(b)*

Bessenyei's signature was notarized in Pennsylvania even though he was not in the United States.[23] Under Pennsylvania law, Bessenyei's failure to appear before Bennett at the time the notarizations took place renders the notarizations invalid. Bessenyei's verifications are therefore also invalid for the purposes of Court of Chancery Rule 3(aa).

Defendants' effort to obtain dismissal of this action turns on whether the collective conduct of Bessenyei, Bennett, Goggin, and Plaintiff's Delaware counsel relating to the invalid notarizations rises to the level of a deliberate violation of the Rules of this Court that would warrant an involuntary dismissal with prejudice under *Parfi*. The Court will address the actions of each of these actors in turn.

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[22] *Id.* § 5356. Bessenyei's papers did not include words to this effect; indeed, those papers provided the opposite—that he was appearing personally in Pennsylvania. Thus, Bessenyei did not rely on the Declarations Act.

[23] The record does not provide an explanation for why he did not use the Declarations Act or why that statute would not have met his needs.

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1. Bessenyei's conduct

Bessenyei's signature appears on each of the three documents at issue. Bessenyei was not present before Bennett and not in Philadelphia at the time Bennett notarized the May 25, June 1, and June 26 verifications. Bessenyei, perhaps, could have used other options, but, instead, he chose to have Bennett notarize the verifications in Philadelphia without his presence, rendering them invalid under both Pennsylvania and Delaware law.

As a non-lawyer and as a Hungarian national residing in Switzerland, it is understandable if Bessenyei did not have an appreciation for the notary laws of Pennsylvania, or that he did not know that under Pennsylvania law he was required to appear personally before the notary public in order for notarizations to be valid. It appears, however, that Bessenyei consulted Goggin before the first verification on May 25, and asked Goggin, a Pennsylvania attorney, whether it was possible for Goggin to notarize the verification because Bessenyei "was down in the islands and didn't know where he could get anything notarized."[24]

2. Bennett's conduct

Bennett is the notary responsible for performing the improper notarizations, and her seal appears on each of the three verifications at issue. The record suggests, however, that Bennett was not acting solely in an independent capacity as

[24] Goggin Dep. at 13.

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notary when she notarized the verifications. Bennett is a legal assistant employed by Goggin in his law office. Bennett was asked by Goggin to notarize each of the verifications.[25] Bennett then notarized the documents upon being so instructed, even though Bennett obviously was aware in each instance that Bessenyei was not present before her.

The steps that Bennett took to determine whether she could perform the notarizations without Bessenyei's presence were not reasonable. Bennett did not review the booklet available on the Pennsylvania Department of State's website entitled "Notaries Public in Pennsylvania: a Position of Public Trust," a booklet available for download.[26] She did not use the telephone number of the Pennsylvania governmental agency that oversees notaries, the Bureau of Commissions, Elections and Legislation, Division of Legislation and Notaries, at the Pennsylvania Department of State.[27] She did not consult the website of the National Notary Association.[28]

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[25] Bennett Dep. at 21.

[26] http://www.dos.state.pa.us/portal/server.pt/community/general_information_and_equipment/12642 (last visited Aug. 7, 2012).

[27] The phone number is available through a "Contact Us" link of the Department of State's notaries webpage. http://www.dos.state.pa.us/portal/server.pt/community/contact_us/12634 (last visited Aug. 7, 2012).

[28] http://www.nationalnotary.org/about/index.html (last visited Aug. 7, 2012). Bennett is a member of that organization (Bennett Dep. at 59), which functions as an "educator and promulgator of ethical best practices for U.S. Notaries." http://www.nationalnotary.org/resources_for_ notaries/ index.html (last visited Aug. 7, 2012).

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Although Bennett claims that she researched the question using Google before agreeing to notarize the documents without Bessenyei's presence, neither Bennett nor the Plaintiffs have provided the sources upon which Bennett relied. At her deposition, she failed to recall whether her Google search was targeted specifically at Pennsylvania notary rules or what website she found on Google.[29] When directly asked whether she searched specifically for whether it was appropriate under Pennsylvania rules to notarize the documents without Bessenyei's presence, Bennett stated that she could not remember.[30]

The Plaintiffs also claim that Bennett relied upon a "credible witness" exception in Pennsylvania notary law, and that she consulted a colleague to make sure that her understanding of the "credible witness" rule was correct. Unfortunately, under Pennsylvania's notary public law, having a "credible witness" does not excuse the signatory from having to appear personally before the notary.[31] Pennsylvania's notary public law requires "satisfactory evidence that the person appearing before the notary is the person described in and who is executing the instrument."[32] According to the statute, this "satisfactory evidence" must consist of either a government issued identification card "or the oath or affirmation

[29] Bennett Dep. at 21.
[30] Bennett Dep. at 21-22.
[31] *See., e.g., Answers to Self-Test Questions*, Notary Booklet at 74 ("A notary public is always required to have the individual who is executing an affidavit personally appear before them even where the notary public is personally familiar with the signature of the individual.")
[32] 57 *Pa. Cons. Stat.* § 158.1(a).

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of a credible witness who is personally known to the notary and who personally knows the individual."[33] Even with a credible witness attesting to the identity of the witness, however, the person is still required to appear before the notary in order for the notarization to be valid.

Although Bennett acted contrary to her responsibilities as a Pennsylvania notary public in notarizing the three documents at issue without Bessenyei's presence, and although Bennett ought to have taken steps beyond a simple Google search to determine whether she could do so, any disciplinary action is a matter for the Pennsylvania authorities.[34] For present purposes, it is worth emphasizing that Bennett is employed by Goggin, a Pennsylvania attorney, and she has testified that she notarized the documents because Goggin directed her to do so.[35]

3. Goggin's Conduct

Goggin, one of the Plaintiffs in this action and a practicing attorney in Philadelphia, claims that, although he had previously only seen notarizations performed when the signer was actually in the presence of the notary, he approached Bennett about notarizing Bessenyei's signature and relied on her determination that notarizing the document of someone outside her presence was permitted. As a Pennsylvania attorney, Goggin ought to have known better.

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[33] *Id.*
[34] Pennsylvania Department of State, Disciplinary Actions, *available at* http://www.portal.state.pa.us/portal/server.pt/community/x_disciplinary_actions/_12528 (last visited Aug. 7, 2012).
[35] Bennett Dep. at 22.

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Lawyers in Pennsylvania, like lawyers in Delaware, are directly responsible for the actions of those whom they supervise. According to the Rules of Professional Conduct for attorneys in both Pennsylvania and Delaware, "a lawyer having direct supervisory authority over a nonlawyer shall make reasonable efforts to ensure that the person's conduct is compatible with the professional obligations of the lawyer."[36] Delaware and Pennsylvania law both further provide that a lawyer who orders or ratifies misconduct by another is responsible for such misconduct.[37]

Regardless of whether Goggin's requests that Bennett notarize the documents without Bessenyei's presence constituted "orders," Goggin had knowledge of her conduct and subsequently ratified her conduct by seeking to benefit from the improperly notarized documents in this litigation. After each time that Goggin asked Bennett to notarize a verification without Bessenyei's presence, Goggin took the document and transmitted it to Delaware counsel.

A newsletter issued by the Disciplinary Board of the Supreme Court of Pennsylvania, the November 2010 Attorney E-newsletter, states that, in Pennsylvania, "[a]n attorney who directs or encourages an employee-notary to notarize documents not signed in the notary's presence commits serious

[36] Del. Lawyers' Rules of Prof'l Conduct R. 5.3(b); Pa. Rules of Prof'l Conduct R. 5.3(b).
[37] Del. Lawyers' Rules of Prof'l Conduct R. 5.3(c); Pa. Rules of Prof'l Conduct R. 5.3(c).

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misconduct and could face discipline."[38] The publication is instructive, further, in its analysis of the relevant sections of the Pennsylvania Rules of Professional Conduct, which bind Goggin as a Pennsylvania attorney. Whether he read this publication is not known.

Rule 8.4 of the Pennsylvania Rules of Professional Conduct provides that it is professional misconduct for a lawyer to: "(a) violate or attempt to violate the Rules of Professional Conduct, do so, or do so through the acts of another . . . ; (c) engage in conduct involving dishonesty, fraud, deceit or misrepresentation; (d) engage in conduct that is prejudicial to the administration of justice . . . ."[39] Further, a "lawyer who files or uses a document knowing it was improperly notarized may 'offer evidence that the lawyer knows to be false,' in violation of Rule 3.3(a)(3)" of the Pennsylvania Rules of Professional Conduct.[40] These provisions of the Pennsylvania Rules of Professional Conduct are substantially similar to the corresponding rules of the Delaware Lawyers' Rules of Professional Conduct.

Goggin's conduct in this litigation would seem to violate each of these ethical rules. On three separate occasions, Goggin caused his legal assistant to

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[38] Attorney E-Newsletter, The Disciplinary Board of the Supreme Court of Pennsylvania, p. 2 (Nov. 2010), http://www.padisciplinaryboard.org/newsletters/2010/november.php#story2 (last visited Nov. 15, 2012).
[39] Pa. Rules of Prof'l Conduct R. 8.4.
[40] Pa. Rules of Prof'l Conduct R. 3.3(a)(3).

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notarize verifications improperly, in violation of Pennsylvania law and in violation of Goggin's own professional ethical responsibilities. On each occasion after Bennett affixed her notary seal to the verifications, Goggin, with full knowledge that the jurat on the documents incorrectly stated that it had been "SWORN TO and subscribed before" the notary by Bessenyei, transmitted the documents to Delaware counsel to be used in this litigation.

Goggin acts individually as one of the Plaintiffs in this action and is not the Delaware counsel who filed the improperly notarized documents with the Court.[41] Although Goggin's conduct may have violated a slew of ethical rules under Pennsylvania law, any disciplinary action he may face is up to the Disciplinary Board of the Supreme Court of Pennsylvania.

4. Delaware counsel's conduct

As officers of this Court, Plaintiffs' Delaware lawyers are ultimately responsible for the documents they file with the Court and serve on the Defendants. Their role with respect to each of the documents at issue must be reviewed.

The May 25 verification

On May 25, 2012, Plaintiffs' counsel transmitted draft verifications for the initial complaint to Goggin and Bessenyei at 10:11 a.m., with instructions to "fill in the state and country information, sign them and have them notarized and then

[41] Goggin also has not been admitted *pro hac vice* under Court of Chancery Rule 170(b).

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email me a signed copy."[42] In a response to Plaintiffs' counsel and Goggin, Bessenyei recognized that there was a "[n]otarization problem."[43] At 10:38 a.m., Bessenyei wrote to Plaintiffs' counsel, copying Goggin: "problem likely solved, working on it."[44] Plaintiffs' counsel responded immediately, "Great – thanks."[45] At 11:09 a.m., Bessenyei wrote to Plaintiffs' counsel, copying Goggin, "[n]otarization problem solved, you get it in an hour or so."[46] Despite the specter of a notarization problem, Plaintiffs' counsel were not curious enough to inquire as to what the notarization problem was or how it had been solved.[47] Plaintiffs' counsel then filed the initial complaint bearing the improper verification in the late afternoon.

The June 1 verification

It appears that the June 1 verification was actually signed on May 31.[48] Defendants' counsel state that they called Plaintiffs' counsel on May 31 to discuss discovery issues,[49] and that, during that call, Plaintiffs' counsel represented that Bessenyei was on that day, traveling in the Caribbean. Although Plaintiffs'

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[42] Defs.' Opening Br. in Supp. of Mot. to Dismiss ("Opening Br.") Ex. 9.
[43] *Id.*
[44] *Id.*
[45] *Id.*
[46] *Id.*
[47] Mot. To Dismiss Hr'g Tr. 38-39 (Aug. 22, 2012) ("Tr.").
[48] Opening Br., Ex. 6.
[49] *Id.* Ex. 5; Tr. at 37.

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counsel disputes the specifics of the May 31 phone call,[50] their Delaware counsel were aware of Bessenyei's frequent traveling. Plaintiffs' Delaware counsel should therefore have taken better care to ensure that Bessenyei's notarizations were properly executed, given Bessenyei's frequent travel.

One of Plaintiffs' counsel reports that the first three times he spoke with Bessenyei were by telephone and Bessenyei was "in three different countries."[51] While Plaintiffs' counsel admit knowledge that "Mr. Bessenyei was traveling frequently and that there was discussion with Mr. Bessenyei when Mr. Bessenyei was in different locations,[52] Plaintiffs' counsel claim that the issue of where Bessenyei was when he signed the verifications was not something that they considered or looked at until the pending motion.[53] There was no answer to the question of whether anyone at their firm was aware of the notarization problem at the time of the filings.[54]

The June 26 verification

Evidently, the date on the June 26 verification, like the June 1 verification, was not correct. Bessenyei e-mailed a verification page with a signature to Goggin five days before June 26, on June 21 at 5:40 p.m. The subject line of the e-mail

[50] Tr. at 39.
[51] Tr. at 15.
[52] Tr. at 15.
[53] Tr. at 15-16.
[54] Tr. at 16.

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was "Notarization" and the message read: "Pls, thanks!"[55] The verification page, carrying Bennett's notarization dated June 26, was subsequently transmitted to Defendants' counsel by Plaintiffs' Delaware counsel. Bennett first saw this document on June 26, and Bessenyei was not present when she notarized it.[56]

* * *

Plaintiffs' counsel should have conducted further inquiries given the initial "notarization problem" on May 25. Plaintiffs' counsel should also have paid more attention to the notarizations, given Bessenyei's frequent travel. Plaintiffs' counsel could have suggested, for instance, that Bessenyei use the services of a local notary where he happened to be present, or that Bessenyei avail himself of the Declarations Act. With the benefit of hindsight, there are steps that Delaware counsel, perhaps, should have or could have taken. The lack of record knowledge precludes the imposition of the sanction of dismissal on their account.

The notarizations of Goggin's signature are not objectionable. The focus must be on the improper notarization of Bessenyei's signature. Bessenyei may not have known that the notarizations of his signature were inappropriate; Goggin, who may be considered ultimately responsible for the improper notarizations is acting only as a party in this action—not as a lawyer of record; Plaintiffs'

[55] Opening Br., Ex. 13.
[56] Bennett Dep. at 37.

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Delaware counsel, who perhaps should have been more vigilant, did not realize—or so the record suggests—that the notarizations were improper.

This Court's rules, in an effort to assure truthfulness, require verification of complaints, answers, and comparable pleadings. Failing to comply with this requirement is not some mere technicality; it undercuts the integrity of the judicial process. The problems with Bessenyei's notarizations occurred on three separate occasions. The Court (and opposing counsel) were misled. Whether Goggin and Bennett knew, in fact and in law, that their conduct was improper does not really matter because, as set forth above, the requirement that the person whose signature is to be notarized personally appeared before the notary is both clear and readily accessible to anyone who undertakes any sort of effort to find out.

Conduct of this nature warrants dismissal. The more difficult question is: what to dismiss? The obvious dismissal would be of Bessenyei because, after all, his signatures were the ones improperly notarized. But, of those involved with the Plaintiffs and the notarizations, Bessenyei probably knew (or should have known) the least about American notary procedures. Goggin, a lawyer, directed someone in his office to go forward with the notarization process, but he does not act, at least formally, in this matter as a lawyer and, as noted, the notarizations of his signatures are without challenge.

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Critical documents carrying Bessenyei's signatures were not properly notarized as required by the Rules. The failure was not incidental or technical. Bessenyei seems to have been aware of a "problem," but his co-Plaintiff, Goggin, and someone on his staff, Bennett, working as Goggin's employee, were acting for Bessenyei as well, and Bessenyei is fairly charged with the consequences of their acts. For these reasons, Bessenyei will be dismissed as a Plaintiff.

Goggin may not have been acting as a lawyer in this matter, but Bennett's acts as notary occurred at his offices while Bennett toiled under his supervision. Perhaps he did not know that it is not proper to notarize a signature without the person before the notary, but he should have known. His conduct goes to the very concerns that resulted in the adoption of Rule 3(aa) and its notarization requirements. The documents report that Bessenyei signed before the notary. Bennett and Goggin knew that not to be true, but Goggin did nothing to preserve the integrity of the process that he commenced in this Court. No sanction short of dismissal is appropriate under these circumstances.

B. *Request for Attorneys Fees and Costs*

The Defendants argue for an award of attorneys' fees and expenses incurred in bringing their Motion to Dismiss pursuant to Court of Chancery Rule 41(b), as well as their Motion for Discovery Regarding Plaintiffs' Verifications. Typically, litigants must pay their own attorneys' fees and expenses under the American

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Rule.[57] Only rarely do Delaware courts deviate from this standard.[58] Nevertheless, bad faith is a well-established equitable exception to the American Rule and may be found, for example, "where parties have . . . falsified records."[59] Generally, a party acting merely under an incorrect perception of its legal rights does not engage in bad-faith conduct;[60] rather, the party's conduct must demonstrate "an abuse of the judicial process and clearly evidence [ ] bad faith."[61]

The Plaintiffs achieved short-term tactical benefits by avoiding compliance with the notary laws. With some thought and some patience, the entire problem addressed in this memorandum opinion could have been circumvented. Dishonesty in the course of litigation is a tempting marker of bad faith.[62] Yet, here, there is no question that Bessenyei, in fact, signed the documents. The ethical failure arose in the context of not complying with a rule designed to assure that the

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[57] *Goodrich v. E.F. Hutton Group, Inc.*, 681 A.2d 1039, 1043-44 (Del. 1996).

[58] *See Weinberger v. UOP, Inc.*, 517 A.2d 653, 654 (Del. Ch. 1986) (noting that "Delaware courts have been very cautious in granting exceptions" to the American Rule).

[59] *Johnston v. Arbitrium (Cayman Islands) Handels AG,* 720 A.2d 542, 546 (Del. 1998) (citations omitted).

[60] *Mother African Union First Colored Methodist Protestant Church v. Conference of African Union First Colored Methodist Protestant Church*, 1992 WL 83518, at *10 (Del. Ch. Apr. 22, 1992).

[61] *In re SS & C Techs., Inc. S'holders Litig.*, 948 A.2d 1140, 1151 (Del. Ch. 2008); *see also Kaung v. Cole Nat'l Corp.*, 884 A.2d 500, 506 (Del. 2005) ("The purpose of this so-called bad faith exception is to deter abusive litigation in the future, thereby avoiding harassment and protecting the integrity of the judicial process.") (internal quotations omitted); *Montgomery Cellular Holding Co., Inc. v. Dobler*, 880 A.2d 206, 227 (Del. 2005) ("The bad faith exception is applied in 'extraordinary circumstances' as a tool to deter abusive litigation and to protect the integrity of the judicial process.").

[62] There is no reason to conclude that there was any dishonesty during the course of these proceedings other than that associated with the notarizations.

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party did sign his pleading and did stand behind its accuracy. The troubling conduct is adequately addressed by dismissal. Dismissal also fully serves the purpose of protecting the integrity of the judicial process in future proceedings. In sum, the reasons behind the fee-shifting doctrine do not lead to the conclusion that the circumstances of this case justify that infrequently granted relief.[63]

VI. CONCLUSION

For the foregoing reasons, this action must be dismissed, but the Defendants' motion for reimbursement of attorneys' fees and expenses is denied.

An implementing order will be entered.

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[63] The Defendants, while not being reimbursed their attorneys' fees and expenses, are also spared the additional costs that would have resulted from continued litigation over the merits of Plaintiffs' claims.

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